UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2009

Mettler-Toledo International Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	File No. 001-13595 (Commission File Number)	13-3668641 (IRS Employer Identification No.)

Im Langacher, P.O. Box MT-100
CH-8606, Greifensee, Switzerland
and
1900 Polaris Parkway
Columbus, OH 43240
__________________________________________
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code:    +41-1-944-2211 and 1-614-438-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2009, the Board of Directors of Mettler-Toledo International Inc. (the “Company”) appointed Mr. Martin D. Madaus as a director of the Company effective July 1, 2009 and determined that Mr. Madaus qualifies as an “independent director” for purposes of the New York Stock Exchange listing standards.

Mr. Madaus’ compensation for his services as a director will be consistent with that of the Company’s other non-employee directors, as described in the Company’s annual proxy statement filed with the Securities and Exchange Commission on March 13, 2009.  There are no arrangements or understandings between Mr. Madaus and any other persons pursuant to which Mr. Madaus was selected as a director, and there are no transactions in which Mr. Madaus has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Mr. Madaus has not been named to any committee of the Company’s Board of Directors.

On June 22, 2009 the Company issued a press release announcing Mr. Madaus’ appointment.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

99.1     Press release, dated June 22, 2009, issued by Mettler-Toledo International Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.

Date: June 22, 2009	By:	/s/ James T. Bellerjeau

James T. Bellerjeau
General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated June 22, 2009, issued by Mettler-Toledo International Inc.